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                                                                    EXHIBIT 3.2



                          AMENDED AND RESTATED BYLAWS
                                       OF
                              eVENTURES GROUP, INC
                        (FORMERLY KNOWN AS ADINA, INC.)
                             A DELAWARE CORPORATION
                                (THE "COMPANY")


                                   ARTICLE I
                                    OFFICES

         Section 1.1. Registered Office. The registered office of the Company in the State of Delaware is located at United Corporate Services, Inc., 15 East North Street, City of Dover, County of Kent.

         SECTION 1.2. PRINCIPAL OFFICE. The principal office of the Company will be 300 Crescent Court, Suite 800, Dallas, TX 75201 or at such other place as the Board of Directors may from time to time determine.

         SECTION 1.3. OTHER OFFICES. The Company may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Company may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1. PLACE OF MEETINGS. All meetings of stockholders will be held at the principal office of the Company, or at such other place as will be determined by the Board of Directors and specified in the notice of the meeting.

         SECTION 2.2. ANNUAL MEETING. The annual meeting of stockholders will be held at such date and time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders will elect by written ballot a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders. The Board of Directors may postpone the time of holding the annual meeting of stockholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company nor impair the powers, rights and duties of the Company's officers and Directors. At annual meetings, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.




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         SECTION 2.3. NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be delivered personally to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Waiver by a stockholder (or his duly authorized attorney) in writing of notice of a stockholders' meeting, signed by the stockholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of such meeting of which the stockholder has had no notice.

         SECTION 2.4. SPECIAL MEETING. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Company would have if there were no vacancies, and such special meeting may not be called by any other person or persons.

         SECTION 2.5. NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting stating the place, day, hour and purpose(s) thereof, will be personally delivered to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Company, not less than ten (10) nor more than sixty
(60) days before the date of the meeting. Business transacted at any special meeting shall be limited to the purpose(s) stated in the notice.

         SECTION 2.6. ADJOURNMENT. At any meeting of stockholders of the Company, if less than a quorum be present, a majority of the stockholders entitled to vote, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 2.7 of these Bylaws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.7. FIXING OF DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purposes (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders). Such date, in any case, shall not be more than sixty (60) days and not less than ten
(10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, such date shall be at the close of business on the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors




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declaring such dividend is adopted, as the case may be, and shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired.

         SECTION 2.8. STOCKHOLDER LIST. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary or the officer or agent having charge of the stock transfer ledger of the Company. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

         SECTION 2.9. QUORUM. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting will be given as in the case of an original meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders' meeting unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.10. PROXIES AND VOTING. Stockholders entitled to vote shall have the number of votes specified in the Certificate of Incorporation for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a





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stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         When a quorum is present at any meeting, the holders of a majority of the stock represented and entitled to vote on any question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class represented and entitled to vote on any question) other than an election by stockholders shall, except where a larger vote is required by law, by the Certificate of Incorporation or by these bylaws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the votes cast.

         SECTION 2.11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of the stockholders of the Company, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that a consent must bear the date of each stockholder's signature and no consent will be effective unless written consents received by a sufficient number of stockholders to take the contemplated action are delivered to the Company within sixty days of the date that the earliest consent is delivered to the Company. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of Delaware law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and that written notice have been given in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         SECTION 2.12. PRESIDING OFFICER AND CONDUCT OF MEETINGS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the President of the Company shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary of the Company shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors, the Chief Executive Officer, or the President shall appoint a person to act as Secretary at such meetings.

         SECTION 2.13. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent



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inconsistent with such rules and regulations as adopted by the Board of
Directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

         SECTION 2.14. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the Chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Directors or candidate for the office of Director shall act as an inspector of an election of Directors.


                                  ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1. FUNCTIONS AND NUMBER. The property, business and affairs of the Company shall be managed and controlled by a Board of Directors, who need not be stockholders, citizens of the United States or residents of the State of Delaware. The authorized number of Directors that shall constitute the full Board of Directors of the Company shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors, other than those Directors elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year.





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         SECTION 3.2. ELECTION AND TERM. Except as provided in Section 3.3 of this Article, the stockholders shall initially elect ONE CLASS OF DIRECTORS FOR A TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2001, ANOTHER CLASS FOR A TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2002, AND ANOTHER CLASS FOR A TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2003. SUCH INITIAL ELECTION MAY BE EFFECTED BY A CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders of the Company.

         SECTION 3.3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

         SECTION 3.4. RESIGNATION; REMOVAL. Any Director may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The Board of Directors may, by majority vote of the Directors then in office, remove a Director for cause. The owners of a majority of the outstanding shares of capital stock may remove any Director for cause by a vote at an annual meeting (or, if permitted by the Corporation's Certificate of Incorporation and these Bylaws, by a consent of the stockholders in lieu of a meeting).

         SECTION 3.5. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors for their services. A Director may also serve the Company in other capacities and receive compensation therefor.


                                   ARTICLE IV
                             MEETINGS OF THE BOARD

         SECTION 4.1. REGULAR MEETINGS. The Board of Directors will meet each year immediately following the annual meeting of the stockholders to appoint the members of such committees of the Board of Directors as the Board may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting will be necessary to the newly




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elected Directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the Directors.

         SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, Chief Executive Officer, chairman of the Executive Committee or by two or more Directors. Notice of each meeting will be given at least two (2) days prior to the date of the meeting either personally or by telephone, facsimile or telecopy (with proof of transmission) to each Director, and will state the purpose, place, day and hour of the meeting. Waiver by a Director in writing of notice of a Directors meeting, signed by the Director, whether before or after the time of said meeting, shall be equivalent to the giving of such notice. Except as provided in Section 9.3, attendance by a Director, whether in person or by proxy, at a Directors' meeting shall constitute a waiver of notice of such meeting of which the Director had no notice.

         SECTION 4.3. QUORUM AND VOTING. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Section 3.3 of these Bylaws) a majority of the number of the Directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum will not be present at any such meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

         SECTION 4.4. TELEPHONE MEETINGS. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the Directors may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. A Director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened.

         SECTION 4.5. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors.

         SECTION 4.6. ATTENDANCE FEES. Directors will not receive any stated salary, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board of Directors; however, this provision will not preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

         SECTION 4.7. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Company and one (1) or more of its Directors, or between the Company and any




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firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Company and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Company, which acts upon, or in reference to, such contract or transaction, and notwithstanding their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.


                                   ARTICLE V
                                   COMMITTEES

         SECTION 5.1. EXECUTIVE COMMITTEE. The Board of Directors by resolution may designate one or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the power or authority to (a) amend the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets,
(d) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or (e) amend the Bylaws of the Company.

         SECTION 5.2. OTHER COMMITTEES. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board shall deem appropriate.

         SECTION 5.3. ORGANIZATION OF COMMITTEES. The chairman of each committee of the Board of Directors will be chosen by the members thereof. Each committee will elect a Secretary, who will be either a member of the committee or the secretary of the Company. The chairman of each committee will preside at all meetings of such committee.

         SECTION 5.4. MEETINGS. Regular meetings of each committee may be held without the giving of notice of time and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called in the manner provided as respect to notices of special meetings of the Board of Directors.




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         SECTION 5.5. QUORUM AND MANNER OF ACTING. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the members of each committee may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. A member so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power or authority, as such, by virtue of their membership on the committee.

         SECTION 5.6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee.

         SECTION 5.7. RECORD OF COMMITTEE ACTION; REPORTS. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board to be informed of the conduct of the Company's business and affairs since the last meeting of the Board.

         SECTION 5.8. REMOVAL. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

         SECTION 5.9. VACANCIES. Any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.


                                  ARTICLE VI.
                                    OFFICERS

         SECTION 6.1. APPOINTMENT AND TERM OF OFFICE. The officers of the Company may consist of a President, a Secretary, and a Treasurer, and there may be a Chief Executive Officer, one or more Senior Vice Presidents, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board in its discretion. One of the Directors may also be chosen Chairman of the Board. Each of such officers will be chosen annually by the Board of



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Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification, or removal from office and until his successor shall have been duly elected and qualified. Two or more offices may be held by the same person.

         SECTION 6.2. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Company will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

         SECTION 6.3. VACANCIES. Whenever any vacancy shall occur in any office of any officer by death, resignation, increase in the number of officers of the Company, or otherwise, the same shall be filled by vote of a majority of the Directors for the unexpired portion of the term.

         SECTION 6.4. COMPENSATION. The compensation of all officers of the Company shall be determined by the Board of Directors and may be altered by the Board from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact such officer is also a Director of the Company. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Company's business.

         SECTION 6.5. POWERS AND DUTIES. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. Such powers and duties will include the following:

                      a. Chairman of the Board. The Chairman of the Board, if
                  one is designated, shall be selected among the members of the Board of Directors and will preside when present at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall be the highest officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the Corporation.

                      b. President. The President, if one is designated,
                  shall be the Chief Executive Officer of the Company unless a Chief Executive Officer is otherwise designated by the Board of Directors. The President will be responsible for general supervision of the affairs, properties, and operations of the Company, and over its several officers and be the Company's general manager responsible for the management and control in the ordinary course of the business of the Company.



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                  The President may execute and deliver in the name and on
                  behalf of the Company, deeds, mortgages, leases, assignments, bonds, notes, bills of sale, assignments, releases, receipts, contracts or other instruments of any kind or character authorized by the Board of Directors. Unless otherwise directed by the Board, the President shall attend in person or by substitute or by proxy and act and vote on behalf of the Company at all meetings of the stockholders of any corporation in which the Company holds stock. The President may appoint or employ and discharge employees and agents of the Company and fix their compensation.

                      c. Vice Presidents. Each Vice President, Senior Vice
                  President and Executive Vice President, if any are designated, will perform the duties prescribed or delegated by the President or by the Board of Directors, and at the request of the President or the Board of Directors, will perform as well the duties of the President's office.

                      d. Secretary. The Secretary, if one is designated, will
                  give notice to and attend all meetings and keep the minutes of all of the proceedings at all meetings of the Board of Directors and all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Company. The Secretary will see that all notices required to be given to the stockholders and to the Board of Directors are duly given in accordance with these Bylaws or as required by law. It shall also be the duty of the Secretary to attest, by personal signature and the seal of the Company, all stock certificates issued by the Company and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Company. The Secretary shall also attest, by personal signature and the seal of the Company, all deeds, conveyances, or other instruments requiring the seal of the Company. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to such officer. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders. Any such inspection by a stockholder of the articles of organization, bylaws, records of meetings of the incorporators or stockholders, or the stock and transfer records must be at a reasonable time and for a proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Company. Said copies and records need not all be kept in the same office. In the absence of the appointment of a Treasurer for the Company, the Secretary shall perform the duties of the Treasurer.

                      e. General Counsel. The General Counsel, if one is
                  designated, shall establish legal policy and see that all legal affairs of the Company are properly handled. The General Counsel shall report to the President or the Chief Executive Officer, as the case may be.

                      f. Any Assistant Secretary shall have the powers and
                  perform the duties of the Secretary in his absence or in case of his inability to act and shall have such other powers and duties as the directors may from time to time prescribe. If neither the Secretary nor any Assistant Secretary is present at any meeting of the stockholders, a temporary Secretary to be designated by the person presiding at the meeting shall perform the duties of the Secretary.

                      g. Treasurer. The Treasurer will be the principal
                  accounting and financial officer of the Company and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Company. The Treasurer will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Company. If required by the Board of Directors, the Treasurer will give bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board may require. The Treasurer shall keep such monies and securities of the Company as may be entrusted to his keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Company and shall make a detailed annual report of the entire business and financial condition of the Company. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned by either of such officers. The duties of the Treasurer may also be performed by any Assistant Treasurer.

                      h. Other Officers. The Board of Directors may appoint
                  such other officers, agents or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board may authorize the President or other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

         SECTION 6.6. RESIGNATIONS. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.


                                  ARTICLE VII
                   SHARES OF STOCK AND THEIR TRANSFER; BOOKS

         SECTION 7.1. FORMS OF CERTIFICATES. Shares of the capital stock of the Company will be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as will be approved by the Board of Directors, and will be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. Such seal may be facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or by a registrar, the signature of such Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. Such certificates shall be delivered representing all shares to which stockholders are entitled.

         SECTION 7.2. ISSUANCE. Shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

         SECTION 7.3.      PAYMENT FOR SHARES.

                  a. The consideration for the issuance of shares shall consist of cash, services rendered (including services actually performed for the Company) or real or personal property (tangible or intangible) or any combination thereof actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

                  b. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

                  c. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

                  d. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

         SECTION 7.4. TRANSFER OF SHARES. Shares of stock of the Company will be transferred only on the stock books of the Company by the holder of record thereof in person, or by a duly authorized attorney, upon the endorsement and surrender of the certificate therefor.

         SECTION 7.5. STOCKHOLDERS OF RECORD. Stockholders of record entitled to vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock will be determined according to the Company's stock ledger and, if so determined by the Board of Directors in the manner provided by statute, will be such stockholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.

         SECTION 7.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section.

         SECTION 7.7. CLOSING OF STOCK TRANSFER BOOKS. The Board of Directors will have power, in its discretion, either (a) to close the stock transfer books of the Company (i) for a period not exceeding sixty (60) days nor less than ten (10) days preceding (A) the date of any meeting of stockholders, (B) the date for the payment of any dividend, (C) the date for the allotment of rights, or (D) the date when change or conversion or exchange of capital stock will go into effect, (ii) for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or (b) to fix a date, not more than sixty (60) days nor less than ten (10) days before (i) any stockholders' meeting, (ii) the date for the payment of any dividend, (iii) the date for the allotment of rights, or (iv) the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, (B) to any such allotment of rights, (C) to exercise the rights in respect of such change, conversion, or exchange of capital stock, or (D) to give such consent, and in such case such stockholders and only such stockholders as will be stockholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

         SECTION 7.8. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

         SECTION 7.9. EXAMINATION OF BOOKS BY STOCKHOLDERS. The original or duplicate stock ledger of the Company containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Company will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by
Section 220 of the General Corporation Law of the State of Delaware, will have the right to inspect such books and records.


                                  ARTICLE VIII
                           INDEMNIFICATION; INSURANCE

         SECTION 8.1. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal or investigative (a "proceeding"), by reason of the fact that he or a person for whom he is the legal representative is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) whether the basis of such proceeding is alleged action in his official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss (including attorneys' fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to require advancement by the Company of attorneys' fees and other expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer of the Company in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made by the Company only upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amount so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this section or otherwise.

         SECTION 8.2. INDEMNIFICATION NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8.3. INSURANCE. By action of its Board of Directors, notwithstanding any interest of the Directors in the action, to the full extent permitted by the General Corporation Law of the State of Delaware, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, advisory Director, officer, employee or agent of the Company, or of any entity a majority of the voting stock of which is owned by the Company, or who is or was serving at the request of the Company as a Director, advisory Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such, whether or not the Company would have the power or would be required to indemnify such person against such liability under the provisions of this Article, or of the Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

                                   ARTICLE IX
                                 MISCELLANEOUS

         SECTION 9.1. AMENDMENTS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of proposed alteration or repeal be contained in the notice of such special meeting.

         SECTION 9.2. METHODS OF NOTICE. Whenever any notice is required to be given in writing to any stockholder pursuant to any statute, the Certificate of Incorporation or these Bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail or recognized overnight courier service with postage thereon prepaid, addressed to the stockholder at such address as appears on the books of the Company. Whenever any notice may be or is required to be given as (a) personally to any Director, it will be deemed for all purposes to have been sufficiently given either (i) three (3) days following the date the same is deposited in the United States mail with postage prepaid thereon (ii) the day following the date the same is delivered to any recognized overnight courier service, or (iii) to the date the same is personally delivered, or (b) by facsimile to any Director, it will be deemed for all purposes to have been sufficiently given at the time the same is properly transmitted (with proof of transmission).

         SECTION 9.3. WAIVER OF NOTICE. The giving of any notice of the time, place or purpose of holding any meeting of stockholders or Directors and any requirement as to publication thereof, whether statutory or otherwise, will be waived by the attendance at such meeting by any person entitled to receive such notice except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.

         SECTION 9.4. SEAL. The seal of the Company shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. The Board of Directors may determine not to adopt a seal for the Company, in which case any documents or instruments providing for the use of a seal shall be valid despite the lack of a corporate seal.

         SECTION 9.5. SECURITIES OF OTHER CORPORATIONS. The CEO, the CFO, President or any Vice President of the Company shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

         SECTION 9.6. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

         SECTION 9.7. DIVIDENDS. Dividends upon the outstanding stock of the Company, subject to the provisions of the statutes and the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Company, or in any combination thereof.

         SECTION 9.8. RESERVES. There may be created from time to time by resolution of the Board of Directors, out of funds of the Company available for dividends, such reserve or reserves as the Directors from time to time in their discretion think proper (a) to provide for contingencies, (b) to equalize dividends, (c) to repair or maintain any property of the Company, or (d) for such other purpose as the Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 9.9. SIGNATURE OF NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are prescribed by resolution (whether general or special) of the Board of Directors or the executive committee.

         SECTION 9.10. SURETY BONDS. Such officers and agents of the Company (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Company, and the bonds so furnished shall be in the custody of the Secretary.

         SECTION 9.11. LOANS AND GUARANTIES. The Company may lend money to, guaranty obligations of, and otherwise assist its Directors, officers and employees if the Board of Directors determines such loans, guaranties or assistance reasonably may be expected to benefit, directly or indirectly, the Company.

         SECTION 9.12. RELATION TO CERTIFICATE OF INCORPORATION. These Bylaws are subject to, and governed by, the Certificate of Incorporation.